SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GEMINI EXPLORATIONS, INC.**, did on January 26, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 26, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0052692006-3
Document Number:
20060043960-50

Date Filed:
1/26/2006 11:15:42 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	GEMINI EXPLORATIONS, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Inc. Plan of Nevada Name 613 Saddle Rider Court, Henderson, Nevada 89015 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page, there is more than 3 directors/trustees)	1. Soheil Salameh Name 11630 99th Avenue, Surrey CANADA, BC, V3V2M1 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page, there is more than 1 incorporator)	Caroline Quigley Name Signature: [signature] 25C Trolley Square, Wilmington, DE, 19806 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] for Inc. Plan of Nevada Authorized Signature of R. A. or On Behalf of R. A. Company 1/26/2006 Date

This form must be accompanied by appropriate fees.